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Carolina Power & Light Company
STATEMENTS OF CASH FLOWS
(In thousands)                                                   Three Months Ended      Nine Months Ended     Twelve Months Ended
                                                                    June 30                 June 30                June 30
                                                                 1996        1995        1996        1995        1996        1995
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
Operating Activities
  Net income                                                $   62,656  $   55,962  $  181,002  $  153,995  $  399,611  $  320,123
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization                              115,350     107,687     228,283     222,748     452,197     452,602
    Harris Plant deferred costs                                  1,775       5,050       8,031       9,436      18,427      17,885
    Deferred income taxes                                       12,639       4,068      27,265      (7,511)    124,457      28,922
    Investment tax credit adjustments                           (2,610)     (2,553)     (5,221)     (5,106)     (9,459)    (10,877)
    Allowance for equity funds used during construction         (1,187)       (984)     (2,222)     (1,897)     (3,675)     (3,870)
    Deferred fuel cost (credit)                                  1,473      (6,675)     (9,936)     15,800     (26,585)     62,185
    Net increase in receivables, inventories
      and prepaid expenses                                     (19,710)    (35,573)    (35,285)    (78,965)    (34,169)    (83,542)
    Net increase (decrease) in payables and accrued
      expenses                                                  29,302       9,573      10,687      (6,803)    (22,102)    (26,775)
    Miscellaneous                                               20,488      15,248      26,232      27,227      34,633       6,852
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     Net Cash Provided by Operating Activities                 220,176     151,803     428,836     328,924     933,335     763,505
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Investing Activities
  Gross property additions                                     (81,022)    (66,804)   (169,500)   (138,732)   (297,168)   (285,567)
  Nuclear fuel additions                                        (9,825)    (19,442)    (35,898)    (35,310)    (77,934)    (48,732)
  Contributions to external decommissioning trust               (7,722)     (8,052)    (18,020)    (26,616)    (29,479)    (34,526)
  Contributions to retiree benefit trusts                            -           -     (24,700)     (2,400)    (24,700)     (2,400)
  Allowance for equity funds used during construction            1,187         984       2,222       1,897       3,675       3,870
  Miscellaneous                                                 (5,328)    (16,035)    (18,566)    (16,522)    (30,559)    (22,617)
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     Net Cash Used in Investing Activities                    (102,710)   (109,349)   (264,462)   (217,683)   (456,165)   (389,972)
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Financing Activities
  Proceeds from issuance of long-term debt                      10,700     120,939     276,257     180,670     276,300     230,556
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)                        77,109     (12,800)     80,749      14,600      71,792      10,100
  Retirement of long-term debt                                (135,971)   (102,050)   (391,475)   (227,095)   (440,524)   (227,236)
  Purchase of Company common stock (Note 3)                     (4,676)     (3,815)     (6,596)     (7,993)   (131,042)   (122,710)
  Dividends paid on common stock                               (65,378)    (65,583)   (130,546)   (130,239)   (258,244)   (257,274)
  Dividends paid on preferred stock                             (2,404)     (2,403)     (4,804)     (4,823)     (9,604)     (9,623)
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     Net Cash Used in Financing Activities                    (120,620)    (65,712)   (176,415)   (174,880)   (491,322)   (376,187)
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Net Decrease in Cash and Cash Equivalents                       (3,154)    (23,258)    (12,041)    (63,639)    (14,152)     (2,654)

Cash and Cash Equivalents at Beginning of the Period             5,602      39,858      14,489      80,239      16,600      19,254
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Cash and Cash Equivalents at End of the Period              $    2,448  $   16,600  $    2,448  $   16,600  $    2,448  $   16,600
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Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest                    $   48,188  $   48,761  $  103,390  $  103,455  $  203,231  $  196,578
                                income taxes                $   39,735  $   39,000  $   40,390  $   40,611  $  176,942  $  168,645

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See Supplemental Data and Notes to Financial Statements.

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